EXHIBIT 4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of the Issuer and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Date: June 8, 2020

HERSHEY MANAGEMENT I, LLC

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Managing Member

HERSHEY STRATEGIC CAPITAL, LP

By:	Hershey Strategic Capital GP, LLC,
Its General Partner

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Managing Member

HERSHEY STRATEGIC CAPITAL GP, LLC

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Managing Member

HERSHEY MANAGEMENT IV, LLC

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Managing Member

SHORE VENTURES III, LP

By:	Hershey Management IV, LLC,
Its General Partner

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Managing Member

/s/ Adam Hershey
Adam Hershey